UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

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THE PLAYERS NETWORK

(Name of Registrant as Specified in Its Charter)

 ____________________________________________________________________________________________________

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Dear Players Network Stockholder:

I am writing to share with you some of the developments that have taken place over the past year, which have ramped up Players Network’s trajectory to continue expanding the company’s growth through 2007 and beyond.

2006 saw the fruition of Digital Television, Broadband Video, and Video delivered over Wireless Platforms as main stream media. Audiences began consuming media in an entirely different fashion than ever before. People have chosen to exercise choice, control and convenience by watching their video entertainment “On Demand”.

These advances have allowed Players Network to capitalize on this media revolution and expand its VOD and Broadband business with five very significant partners to date:

1.

Comcast Communications: We are in the second year of our ten-year distribution agreement with the largest cable company in the world, providing Players Network with a branded, 24-hour VOD Channel. Players Network is one of only a handful of companies Comcast signed this kind of agreement with.

2.

Google Video: Google, the world’s largest Search Engine, and Players Network have a partnership agreement in place to share advertising revenue generated by Players Network videos viewed by Google’s audience worldwide. Players Network already has over 300 videos available for viewing on Google. Current advertisers include Allstate Insurance and Lions Gate Entertainment.

3.

Google.co.UK: Players Network’s (Vegas on Demand) was only one of two US company’s selected to launch as part of video advertising test that is set to begin March 5th with Google.co.UK. This is our first step into the international Broadband Video marketplace.

4.	Yahoo Video, MySpace: Players Network is also distributing its content through Yahoo Video and MySpace and anticipates entering into commercial arrangements with both during 2007.

In October, Players Network changed the name of its Comcast VOD Channel to “Vegas on Demand” (V.O.D.) Our numbers immediately jumped from 200,000 video views the previous month, to over 900,000 views in October, elevating the total number of video views for that month, across all Players Network’s distribution platforms, to over 2,000,000!

In February 2007, Players Network re-launched its website, Playersnetwork.com, as an enhanced Broadband Video portal and Las Vegas Information Virtual Gaming Lifestyle destination site. The website’s increased profile lead to Players Network signing an agreement with Gorilla Nation, one of the world’s largest online media rep firm. New York, New York Casino, Suzuki, and MGM Studios have already come on board as advertisers.

In 2006, Players Network signed a co-production agreement with Playboy to produce an original Players Network series called “Playboy’s Women of Poker”, a reality show / poker tournament in which the most beautiful women in the world play poker in Las Vegas to “win” their way into a Playboy “Women of Poker” pictorial, with the winner potentially appearing on the cover of Playboy. We are currently seeking domestic and International television distribution.

These deals, partnerships and opportunities have all helped put Players Network on a strong path toward becoming a definitive media brand in the Gaming Lifestyle media category. We have built tremendous momentum to greatly enhance our first-mover advantage and realize the long-term goals all of you who have invested in Players Network want as much as we do. We believe that 2007 will provide us with even more opportunities and bring us ever closer to achieving our goals. Please take a moment to visit www.PlayersNetwork.com and watch some of the 850+ original videos we have produced, and learn more about “Playboy’s Women of Poker”.

I want to extend my thanks for your continued support of Players Network, and look forward to meeting those of you who attend our annual stockholder meeting in March.

Sincerely,

/s/Mark Bradley

Mark Bradley

CEO, President

PLAYERS NETWORK

THE PLAYERS NETWORK

4260 Polaris Avenue

Las Vegas, Nevada 89103

(702) 895-8884

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH __, 2007

Dear Players Network Stockholder:

We will hold the Annual meeting of Stockholders of Players Network on March ___, 2007, at 10:00 a.m., local time, at the offices of Players Network, 4260 Polaris Avenue, Las Vegas, Nevada 89103 for the following purposes:

1.

To elect a new Board of Directors for Players Network to hold office until the next annual Stockholder’s meeting, (current nominations are for Mark Bradley, Michael Berk, Morden Lazarus, Douglas Miller, and Joost Van Adelsberg);

2.

To amend The Players Network’s Articles of Incorporation to (i) increase the number of authorized common stock from 25 million to 150 million shares and (ii) to allow for 25 million shares of preferred stock, which were not previously authorized.

3.	To affirm Weaver & Martin, LLC as auditors for the next year;
4.	To transact such other business as may properly come before the Annual meeting or any adjournment or postponement.

The Board of Directors has determined that the Proposals are fair to, and in the best interests of, Players Network Stockholders and unanimously recommends that you vote “FOR” the Proposals.

Only Players Network Stockholders of record at the close of business on January 26, 2007 are entitled to notice of and to vote at the Annual meeting or any adjournment or postponement thereof. A complete list of the Stockholders entitled to vote at the Annual meeting or any adjournments or postponements of the Annual meeting will be available at and during the Annual meeting.

The information contained in this letter is only a summary of the actions to be voted on at the Annual Meeting and is not meant to be complete and exhaustive. You are encouraged to read the attached proxy statement, including its exhibits, in its entirety for further information regarding the proposals.

YOUR VOTE IS IMPORTANT. TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY TO THE COMPANY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT ANYTIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. IF YOU RETURN A PROXY WITHOUT SPECIFYING A CHOICE ON THE PROXY, THE PROXY WILL BE VOTED “FOR” THE PROPOSALS. IT MAY BE POSSIBLE FOR YOU TO VOTE IN PERSON AT THE ANNUAL MEETING EVEN IF YOU HAVE RETURNED A PROXY. PLEASE REVIEW THE PROXY STATEMENT FOR MORE INFORMATION.

By Order of the Board of Directors

Mark Bradley

Chief Executive Officer

4260 Polaris Avenue

Las Vegas, Nevada 89103

March ___, 2007

THE PLAYERS NETWORK

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

March ___, 2007

This statement is furnished in connection with the solicitation by the Board of Directors of Players Network (hereinafter “Players” or the “Company”) of proxies in the accompanying form for the Annual Meeting of Stockholders to be held on Friday, March ___, 2007 at 10:00 a.m. and at any adjournment thereof.

This proxy statement and the enclosed form of proxy were first sent to stockholders on or about March ___, 2007.

If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

Solicitation of proxies will be made by mail and by Players’ officers and directors at Players’ expense. Players will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

As of the close of business on January 26, 2007, the record date for the Annual Meeting, Players had outstanding and entitled to vote 21,420,517 shares of Common Stock. Each share of Common Stock is entitled to one vote per share on all matters submitted to a vote of Players’ stockholders. Only stockholders of record at the close of business on January 26, 2007 are entitled to vote at the Annual Meeting or at any adjournment thereof.

The presence at the meeting, in person or by proxy, of the holders of Common Stock holding in the aggregate a majority of the voting power of Players’ stock entitled to vote shall constitute a quorum for the transaction of business. A majority of the votes properly cast upon any question by the stockholders attending the meeting, in person or by proxy, shall decide the question. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of Directors or any other question and accordingly will have no effect.

Stockholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other stockholders.

THE ANNUAL MEETING

Time, Place and Date

We are furnishing this proxy statement to Players Stockholders in connection with the solicitation of proxies by the Players Board of Directors for use at the Annual meeting of Stockholders of Players to be held on March ___, 2007, at 10:00 a.m., local time, at the offices of the Players Network, 4260 Polaris Avenue, Las Vegas, Nevada 89103, or any adjournment or postponement thereof, pursuant to the enclosed Notice of Annual Meeting of Stockholders.

Purpose of the Meeting

At the Annual meeting, holders of Players common stock of record as of the close of business on January 26, 2007 will be eligible to vote upon the following proposals:

PROPOSAL 1.	Election of Directors:

Players Stockholders elect the members of the Board of Directors annually. Current nominations are for Mark Bradley, Michael Berk, Morden Lazarus, Douglas Miller, and Joost Van Adelsberg. The election of Players directors requires a plurality of the votes cast in person or by proxy at the meeting. The nominees have consented to their nomination to the Board of Directors, and will serve if elected. However, if any nominee should become unavailable for election, the accompanying proxy will be voted for the election of Players current directors as shall be recommended by the Board of Directors, or will be voted in favor of holding a vacancy to be filled by the director. Players has no reason to believe that any of the nominees will be unavailable.

The following information is provided regarding the nominees for election to the Board of Directors.

Mark Bradley is Players’ founder and chief executive officer and member of the Board of Directors since 1993. Prior to starting The Players Network, Mr. Bradley in 1985 he created the Real Estate Broadcast Network that was the first 24-hour real estate channel. Mr. Bradley graduated from the UCLA producer’s program and became a producer/director at United Artists, where he produced original programming, television commercials, multi-camera music videos, live-to-tape sports and a variety show and was studio manager and postproduction supervisor with United Cable Television in Los Angeles. In this capacity he engaged in the production, packaging and syndication of television and film productions for such media venues as HBO, Nickelodeon, Prime Ticket and MTV. As an independent producer/director, Bradley created and promoted live pay-per-view events, negotiated entertainment programming distribution deals, budgeted and packaged TV programming.

Under Mr. Bradley’s direction, Players became the first user of a digital broadcast system for television programming and the first private label gaming network. Mr. Bradley pioneered, developed and executive produced the production of Players’ unique gaming-centric programming.

Michael Berk was appointed as Players’ president of programming on March 22, 2005 and currently sits on Players’ Board of Directors. Mr. Berk has over 25 years of television and motion picture development, writing and production experience. He created and Executive Produced “Baywatch,” the most popular series in television history, and is involved with the “Baywatch” feature film for DreamWorks. Mr. Berk wrote and produced the first three-hour movie ever made for television, "The Incredible Journey of Dr. Meg Laurel," the highest-rated movie of the year, averaging a 42 share over three hours, "The Ordeal of Dr Mudd," another three-hour movie that received two Emmy Awards, "The Haunting Passion," winner of the Venice Film Festival Award and "The Last Song," recipient of the Edgar Allan Poe Award for Mystery Writing.

Mr. Berk is also a significant figure in the Las Vegas community. He was a founding Board Member and President of the highly acclaimed “CineVegas” Film Festival, now in its sixth year at the Palms Hotel, and was recognized with the prestigious Las Vegas Chamber of Commerce Community Achievement Award in the category of Entertainment. He also received the Nevada Film Office/Las Vegas Film Critics Society Silver Spike Award for his contributions to the film and television industry in Nevada. Mr. Berk maintains offices both in Hollywood and in Las Vegas.

Morden C. Lazarus was elected to Players’ Board of Directors on September 5, 2005, as an additional director. Mr. Lazarus has served as a principal of the Montreal law firm of Lazarus, Charbonneau since 1967. Mr. Lazarus currently serves as President of the International Association of Gaming Attorneys, for which he has been a member of the Board of Trustees since 1993 and General Counsel since 2001. He was also appointed as Chair of the Gaming Law Committee of the American Bar Association on September 30, 2004. Mr. Lazarus is also Chairman and Chief Executive Officer of ISee3D Inc., a company publicly traded on the TSX Venture Exchange (a subsidiary of the Toronto Stock Exchange). He is a member of the Board of Directors of DPC Biosciences Corporation (a company whose shares are also traded on the TSX Venture Exchange), and Anchor Gaming (Canada) Inc. (a subsidiary of International Game Technology, a NYSE-traded company).

Douglas R. Miller has been a member of the Board of Directors of Players’ since May 25, 2005. Douglas R. Miller has served as President, Chief Operating Officer, Secretary and a director of GWIN, Inc., a publicly traded media and entertainment company focused on sports and gaming, since its reorganization in July 2001. Mr. Miller has also served as Gwin’s Chief Financial Officer from November 2001 to April 2003. From 1999 to 2001, Mr. Miller served as President of Gwin’s subsidiary, Global Sports Edge, Inc. From 1998 to 1999, Mr. Miller was the Chief Financial Officer of Body Code International, an apparel manufacturer. Mr. Miller holds a B.A. degree in economics from the University of Nebraska, and an MBA degree from Stanford University. Mr. Miller serves on the compensation committee of Players’ Board of Directors.

Dr. Joost Van Adelsberg is a member of the Board of Directors of Players and has served for seven years. Dr. Van Adelsberg is a medical doctor and currently has an active family practice in California. Dr. Van Adelsberg is a clinical instructor at the Department of Family Practice, School of Medicine at the University of California at Los Angeles.

The Board of Directors has concluded that Messrs. Lazarus, Miller and Dr. Van Adelsberg are considered independent Directors in accordance with the director independence standards of the American Stock Exchange, and has determined that none of them has a material relationship with Players which would impair his independence from management or otherwise compromise his ability to act as an independent director.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the five nominees identified above. Players expects each nominee to be able to serve if elected, but if any nominee notifies Players before this meeting that he is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

Audit Committee and Financial Expert

Players does not have an Audit Committee, its directors perform some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls. Players does not currently have a written audit committee charter or similar document.

Players does not have a financial expert. It believes the cost related to retaining a financial expert at this time is prohibitive. Further, Players believes the services of a financial expert are not warranted at this point in time with its current operations.

Nominating Committee

Players does not have a Nominating Committee or Nominating Committee Charter. Its Board of Directors performs some of the functions associated with a Nominating Committee. Players has elected not to have a Nominating Committee in that it has limited resources and a limited number of board members. The Board is in the process of evaluating the establishment of a Nominating Committee.

Director Nomination Procedures

At present, the Board participates in discussions regarding nominees for Directors. The Board has determined that it is appropriate for all members of the Board to participate in the selection of Directors since all of the Board members will work and interact with each nominee and each director brings unique skills and experience to the process of evaluating personnel. Players Directors approved the selection of the nominees for Directors named in this proxy statement.

Generally, nominees for Directors are identified and suggested by the members of the Board or management using their business networks. The Board has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future. In selecting a nominee for director, the Board considers the following criteria:

1.

whether the nominee has the personal attributes for successful service on the Board, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of Players;

2.

whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a similar organization, including industry groups, universities or governmental organizations;

3.

whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to Players’ current or future business, will add specific value as a Board member; and

4.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing Board member to continue his service.

The Board has not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership. Rather the Board will evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the Board’s current expectations with respect to each such criterion and make a determination regarding whether a candidate should be recommended to the stockholders for election as a director. During 2006, Players received no recommendation for Directors from its stockholders.

Players will consider for inclusion in its nominations of new Board of Director nominees proposed by stockholders who have held at least 1% of the outstanding voting securities of Players for at least one year. Board candidates referred by such stockholders will be considered on the same basis as Board candidates referred from other sources. Any stockholder who wishes to recommend for Players’ consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to Players’ Secretary at the following address: 4260 Polaris Avenue, Las Vegas, NV 89103.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board or a particular director may send a letter to the Secretary of the Corporation at 4260 Polaris Avenue, Las Vegas, NV 89103. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual Directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or Directors.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
(3)	Compliance with applicable governmental laws, rules and regulations;
(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
(5)	Accountability for adherence to the code.

On April 7, 2004, Players adopted a Code of Ethics that applies to Players’ principal executive officer, principal financial officer and principal accounting officer. Anyone can obtain a copy of the Code of Ethics by contacting Players at the following address: 4620 Polaris Avenue Las Vegas, Nevada 89103, attention: Chief Executive Officer, telephone: (702) 895-8884. The first such copy will be provided without charge. Players will post any amendments to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of either the Securities and Exchange Commission or the National Association of Dealers, on its corporate website and/or file such amendments or waivers in a Form 8-K with the Commission.

Current Officers and Directors

The following table sets forth the names and positions of Players executive officers and directors.

Name	Age	Title
Mark Bradley	43	Chief Executive Officer & Director
Michael Berk	57	President of Programming & Director
Morden Lazarus	62	Director
Douglas Miller	53	Director
Joost Van Adelsberg	82	Director

Mark Bradley (See Resumé on Page 2 above).

Michael Berk (See Resumé on Page 2 above).

Morden C. Lazarus (See Resumé on Page 2 above).

Douglas R. Miller (See Resumé on Page 2 above).

Dr. Joost Van Adelsberg (See Resumé on Page 3 above).

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, Players Articles of Incorporation exclude personal liability for its Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director's liability under federal or applicable state securities laws. Players has agreed to indemnify its directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in Players best interests.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are elected by the Board and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No Executive Officer or Director of the Corporation is the subject of any pending legal proceedings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section

16(a) forms they file. All reports required by Section 16(a) were not filed in connection with the securities issuances to our officers and directors during fiscal 2005.

Executive Compensation

The following table sets forth the cash compensation of our executive officers, Mark Bradley and Michael Berk.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation			Long Term Compensation
		Salary	Bonus	Other Annual Compen- sation	Awards		Payouts	All other compensation
					Restricted Stock	Securities Underlying Options/ SARs (#)	LTIP payouts
Mark Bradley,	2005 (1)	$150,000
CEO	2004 (2)	$150,000	-0-	-0-	-0-	-0-	-0-	-0-
	2003 (3)	$150,000	-0-	-0-	$2,250	-0-	-0-	-0-

Michael Berk, President of Programming	2005 (1)	$150,000
(1)

During 2005, Mr. Bradley and Mr. Berk elected to convert $293,597 in compensation for services performed under their employment contracts to 967,610 shares of common stock at prices ranging from $0.20 to $0.40.

(2)

During 2004, Mr. Bradley converted $160,000 of accrued salary ($106,720 from fiscal 2003 and 53,280 from fiscal 2004) into 800,000 shares of common stock. As of December 31, 2004, Mr. Bradley was owed $53,447 as accrued salary. In January 2005, all of Mr. Bradley’s accrued salary was converted into 292,235 shares of our common stock.

(3)

In fiscal 2003, Mark Bradley received cash salary in the amount of $150,000, of which $106,720 was owed to Mr. Bradley for accrued salary as of December 31, 2003; his other compensation included 15,000 shares of the Company’s common stock valued at $0.15 per share.

Compensation Committee

Players board of directors appointed Mr. Douglas Miller as the sole member of the compensation committee. Mr. Miller has performed in his role by reviewing Players employment agreements with Mr. Bradley and Mr. Berk. The board of directors intends to add additional members to the compensation committee and expects it to solely consist of independent members. Until additional members are appointed to the compensation committee, Mr. Miller, acting as the compensation committee, will review all forms of compensation provided to any new executive officers, directors, consultants and employees, including stock compensation and options.

Termination of Employment

Currently we have employment agreements with our CEO, Mark Bradley, and the President of Programming, Michael Berk. Pursuant to these agreements, we have compensatory termination plans in place for both of these two individuals. Mr. Bradley is entitled to 36 months of his salary if his voluntary termination is within the defined reasons. Mr. Berk’s agreement has severance compensation of his continued salary for the remaining term of the agreement plus a lump sum equal to 2 times the current base salary plus the annual bonus. Additionally, all stock options available to Mr. Berk under his agreement will become fully vested.

Compensation Committee’s Report on Executive Compensation

General. As noted above, the Compensation Committee of the Board of Directors consists of the Boards outside director Douglas Miller. The Compensation Committee is responsible for setting and administering the policies governing compensation of Players executive officers including cash compensation and stock ownership programs. The goals of Players’ compensation policy are to attract and retain executive officers who contribute to the overall success of Players, by offering compensation which is competitive in the industry for companies of Players size, to motivate executives to achieve Players’ business objectives and to reward them for their achievements.

Overall Policy; Significant Factors. The compensation decisions made by the Compensation Committee in respect of Players executive officers were influenced by two major factors. First, its minimal operations brings with it all of the normal capital requirements to sustain growth, therefore certain stock compensation was granted in lieu of and in satisfaction of accrued salaries, commissions and for services rendered. This practice may be extended into the future on a case-by-case basis and accordingly filed with the Securities and Exchange Commission. Finally, as Players continues to mature, certain additions to the executive staff will be required. As Players is required to seek talent in the outside market, it will be required to provide a competitive compensation package.

As overall policy, however, the Compensation Committee continues to believe that long-term compensation tied to the creation of stockholder value should constitute a significant component of the compensation to be earned by our executive officers. In this respect, it will be the Compensation Committee’s policy to attempt to restrain base cash compensation (subject to competitive pressures), while providing the incentive for Management to increase stockholder value by providing such officers with significant numbers of market-priced stock that will not confer value upon the officers unless and until Players’ share price rises. The Compensation Committee expects that stock options may constitute a component of the compensation package provided to executive officers.

The Compensation Committee believes that cash bonuses are, at times, appropriate based upon the performance of Players’ business compared to its internal expectations and general business conditions.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information, to the best of Players knowledge, about the beneficial ownership of its common stock on February 24, 2006, held by those persons known to beneficially own more than 5% of Players capital stock and by its directors and executive officers. The percentage of beneficial ownership for the following table is based on 19,503,685 shares of common stock outstanding as of February 24, 2006.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after February 24, 2006 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management

Name of Beneficial Owner (1)	Number of Shares	Percent of Outstanding Shares of Common Stock (2)
Mark Bradley, CEO and Director (3)	1,547,132	23.3%
Michael Berk, President of Programming and Director	934,833	4.8%
Douglas Miller, Director (4)	-	0%

Dr. Joost Van Adelberg, Director	-	0%
Morden Lazarus, Director (5)	100,000	1.7%
Directors and Officers as a Group	5,718,965	29.3%
1.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of the Company.

2.	Figures are rounded to the nearest tenth of a percent
3.	1,750,980 shares are held under the name Mark Bradley Feldgreber. Further, this amount includes 25,000 shares held by Rayna Lilly Feldgreber.
4.	On May 25, 2005, Mr. Darius Irani resigned from his seat on the Board of Directors and Mr. Douglas Miller filled the vacancy left by Mr. Irani.
5.	On September 5, 2005, Mr. Morden Lazarus was elected to the Board of Directors as an additional director.

PROPOSAL 2. Amending the Articles of Incorporation to Increase the Authorized Amount of Common Stock and to Authorize Preferred Stock:

Increase in Authorized Common Stock

Players intends to amend and restate the fourth article of the Current Articles of Incorporation to increase the number of authorized shares of common stock to 150,000,000 shares from 25,000,000. As of the Record Date, 23,420,517 shares of Players’ Common Stock were issued and outstanding.

The increase in the number of Players’ authorized shares of Common Stock to 150,000,000 would permit Players to issue an additional 125,000,000 shares of Common Stock not currently authorized. Each additional share of Common Stock authorized would have the same rights and privileges as each share of Common Stock currently authorized or outstanding. The holders of Players’ existing outstanding shares of Common Stock will have no preemptive right to purchase any of the additional authorized shares. The issuance (other than through a stock split or a stock dividend) of a large number of additional shares of Common Stock (including any comprising a part of the additional authorized shares) could substantially reduce the proportionate interest that each presently outstanding share of Common Stock has with respect to dividends, voting, and the distribution of assets upon liquidation.

The Board of Directors believes that it is in the best interests of Players to have additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of Players. The Board of Directors believes that an additional 125,000,000 million authorized shares of Common Stock would be adequate to meet these needs for the foreseeable future. The additional authorized shares will be available for issuance from time to time by Players at the discretion of the Board of Directors, normally without further stockholder action or notification (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or any stock exchange rules to which Players may in the future become subject). The Board of Directors does not anticipate seeking authorization from Players’ stockholders for the issuance of any of the additional authorized shares of common stock.

The availability of such shares for issuance in the future will give Players greater flexibility and permit such shares to be issued without the expense and delay of a special stockholders’ meeting. The additional authorized shares could be issued for any proper corporate purpose including, but not limited to, future equity and convertible debt financings, acquisitions of property or securities of other corporations, debt conversions and exchanges, exercise of current and future options and warrants, for issuance under Players’ current or future employee benefit plans, stock dividends and stock splits. Players’ has been issuing additional shares of Common Stock in connection with small private offerings intended to provide “bridge” financing. Players expects to issue a substantial number of additional shares of common stock in connection with a more definitive financing expected to be undertaken in the future, although it has not entered into any binding or non-binding agreement to receive any funds or to issue any shares of common stock. There can be no assurance that Players will be successful in its efforts to complete a more definitive financing or to procure additional funds, or if successful in completing a more definitive financing or procuring additional funds there can be no assurance as to the terms and conditions pursuant to which the financing may be completed and the funds may be provided. The number of shares to be issued in connection with a future financing could conceivably be large enough that control of Players could change as a result. The Board of Directors is required to make each determination to issue shares of Common Stock based on its judgment as to the best interests of the stockholders and Players.

Creation of Preferred Stock

Players intends to amend and restate the fourth article of the Current Articles of Incorporation to authorize 25,000,000 shares of “blank check” preferred stock. This type of preferred stock allows the Board of Directors to divide the preferred shares into series, to designate each series, to fix and determine separately for each series any one or more relative rights and preferences and to issue shares of any series without further stockholder approval. The purpose for establishing the class of preferred shares is to give Players the flexibility to take advantage of various business opportunities, including financings, raising additional capital, stockholders' rights plans and other corporate purposes.

The preferred stock will enable Players, at the option of the Board of Directors, to issue series of preferred shares in a manner calculated to take advantage of financing techniques that may provide a lower effective cost of capital to Players. The availability of “blank check” preferred shares for issuance in the future will give Players greater flexibility and permit such shares to be issued without the expense and delay of a special stockholders’ meeting. The Board of Directors will be authorized, without stockholder approval, to issue preferred shares on the terms that the Board of Directors determines in its discretion. For example, the Board of Directors will be able to determine the voting rights, dividend or distribution rate, dates for payment of dividends or distributions, whether dividends are cumulative, that is, whether dividends must first be paid on outstanding preferred shares that are issued before common share dividends are paid, liquidation prices, redemption rights and prices, any sinking fund requirements, any conversion rights and any restrictions on the issuance of any series of preferred shares.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Players by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of Players management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by Players may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock. Like the common shares, the preferred share will have a par value of $0.001 per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

PROPOSAL 3. Affirm the appointment of Weaver & Martin, LLC as auditors for the next year:

Players board of directors has selected Weaver & Martin, LLC as its independent auditor for the current fiscal year, and the board is asking stockholders to ratify that selection. Although current law, rules, and regulations require Players independent auditor to be engaged, retained, and supervised by the board of directors in the absence of an audit committee, Players board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Weaver & Martin for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the ratification of the selection of Weaver & Martin as its independent auditor for the current fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

INDEPENDENT PUBLIC ACCOUNTANTS

Beckstead & Watts, LLP served as Players’ principal independent public accountants for fiscal year 2005 and Malone & Bailey, PC, served as Players’ principal independent public accountants for fiscal year 2004. Representatives from Beckstead & Watts or Weaver & Martine, Players’ new auditors, will not be present at the meeting of stockholders. Therefore, they will not be making a statement and will not be available to respond to any questions.

Aggregate fees billed to Players for the year ended December 31, 2005 by Beckstead & Watts, LLP and by Malone & Bailey, PC for the year ended December 31, 2004 were as follows:

Audit Fees

The aggregate fees billed for professional services rendered by Beckstead and Watts, LLP, for the audit of Players annual financial statements and review of the financial statements included in its Forms 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for 2005 were $18,500.

The aggregate fees billed for professional services rendered by Malone & Bailey, PC, for the audit of Players 2004 annual financial statements and review of the financial statements included in its Forms 10-QSB, prior to switching of accountants, or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for 2005 and 2004 were $23,526 and $18,055, respectively

Audit Related Fees

NONE

Tax Fees

NONE

All other Fees

NONE

Board of Directors acting as Audit Committee

Players has not appointed a formal Audit Committee, therefore, its entire Board of Directors serves as the Audit Committee, which has complied with the requirement to engage and approve in advance the audit of Players’ financial statements and has approved of Weaver & Martin, LLC as its independent auditors for the year ended December 31, 2006. The requirement that the Audit Committee pre-approve certain engagements by its independent auditors became effective as of May 6, 2003, or thereafter as set forth in new SEC rules, and Players has not engaged its independent auditors for any work other than the audit of its financial statements since such requirement became effective. Players has not yet completed formalizing its pre-approval policies and procedures, but will comply with all required applicable rules and procedures.

PROPOSAL 4. Other Matters:

As of the date of this statement Players management knows of no business to be presented to the meeting that is not referred to in the accompanying notice. As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any stockholder proposal about which Players did not receive timely notice.

Expenses of Proxy Solicitation

The principal solicitation of proxies will be made by mail. Expense of distributing this Proxy Statement to Stockholders, which may include reimbursement to banks, brokers and other custodians for their expenses in forwarding this Proxy Statement, will be borne exclusively by Players.

Revocation and Use of Proxies

The enclosed proxy is solicited on behalf of the Players Board of Directors. A Stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) delivering a written notice revoking the proxy to Players before the vote at the Annual meeting; (ii) executing a proxy with a later date and delivering it to Players before the vote at the Annual meeting; or (iii) attending the Annual meeting and voting in person. Any written notice of revocation should be delivered to the attention of Securities Law Institute, 770 E. Warm Springs Road, Suite 250, Las Vegas, Nevada 89119. Attendance at the Annual meeting without casting a ballot will not, by itself, constitute revocation of a proxy.

Subject to proper revocation, all shares of Players common stock represented at the Annual meeting by properly executed proxies received by Players will be voted in accordance with the instructions contained in such proxies. Executed, but unmarked, proxies will be voted “FOR” approval of the Proposals.

Adjournments or Postponements

Although it is not expected, the Annual meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement of the Annual meeting may be made without notice, other than by an announcement made at the Annual meeting, by approval of the holders of a majority of the votes present in person or represented by proxy at the Annual meeting, whether or not a quorum exists. Any adjournment or postponement of the Annual meeting for the purpose of soliciting additional proxies will allow Players Stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Annual Report

A copy of the 2005 Form 10-KSB report as required to be filed with the Securities and Exchange Commission, excluding exhibits, will be mailed to stockholders without charge upon written request to: Mark Bradley, CEO, The Players Network, 4260 Polaris Avenue, Las Vegas, Nevada 89103. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock of Players on January 26, 2007. Exhibits to the Form 10-KSB will be mailed upon similar request and payment of specified fees. The 2005 Form 10-KSB is also available through the Securities and Exchange Commission’s World Wide Web site (www.sec.gov).

  Proposals of Stockholders

Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2007 Annual Meeting must be received by Players by May 31, 2007. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail -- return receipt requested. Stockholders who intend to present a proposal at the 2007 Annual Meeting without including such proposal in Players’ proxy statement must provide Players notice of such proposal no later than May 15, 2007. Players reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Where You Can Find More Information

Players files annual, quarterly and special reports and other information with the SEC that can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0405. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the public reference section of the SEC at 100 F Street, N.E., Room 1850, Washington, D.C. 20549-0405 at prescribed rates.

Stockholders may obtain documents by requesting them in writing or by telephone from Players at the following address: 4260 Polaris Avenue, Las Vegas, Nevada 89103.

You should rely only on the information contained in this proxy statement. Players has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated March ___, 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.

By order of the Board of Directors

/s/Mark Bradley

Mark Bradley,

Chairman

Las Vegas, Nevada

March ___, 2007

THE PLAYERS NETWORK

PROXY

Annual Meeting of Stockholders

March ___, 2007

The undersigned appoints The Board of Directors of The Players Network. with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of Stockholders of The Players Network, to be held March ___, 2007, beginning at 10:00 a.m., local time, at the offices of Players, 4260 Polaris Avenue, Las Vegas, Nevada 89103 and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement to Stockholders dated January 26, 2007, a copy of which has been received by the undersigned, as follows:

1.	Vote	☐	Withhold Vote	☐

for the election of the following nominees as directors of the Company, to serve until the next annual meeting and until their successors are elected and qualify:

Mark Bradley

Michael Berk

Morden Lazarus

Douglas Miller

Joost Van Adelberg

Please indicate the names of those for whom you are withholding your vote:

____________________________________________________________

2.	Vote	☐	Withhold Vote	☐

for approving the amendment to Players’ Articles of Incorporation to increase its authorized shares of common stock and authorization of shares of preferred stock.

3.	Vote	☐	Withhold Vote	☐

for the affirmation of Weaver & Martin, LLC as auditors for the next year.

4.            In there discretion, upon any other matter that may properly come before the meeting or any adjournment hereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY, IF OTHERWISE DULY EXECUTED, WILL BE VOTED FOR EACH OF THE MATTERS SET FORTH ABOVE.

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Date ___________________________, 2007	Number of Shares

Please sign exactly as

your name appears on

your stock certificate(s).
If your stock is issued in	Signature
the names of two or more	Print Name Here:

persons, all of them must

sign this proxy. If signing
in representative capacity,	Signature
please indicate your title.	Print Name Here:

PLEASE SIGN AND RETURN THIS PROXY PRIOR TO MARCH ___, 2007.

Mail To:
The Players Network

C/O Securities Law Institute

770 E. Warm Springs Road

Suite 250

Las Vegas, Nevada 89119

2

Exhibit A

CERTIFICATE

OF

AMENDMENT TO ARTICLES OF INCORPORATION

OF

PLAYERS NETWORK

a Nevada corporation

Pursuant to and in accordance with the provisions of Nevada Revised Statutes (“NRS”) Section 78.403, the undersigned does hereby declare and certify that:

This certificate correctly sets forth the text of the Corporation’s articles of incorporation as amended to the date hereof, and the restated articles of incorporation of the Corporation are as follows:

IV.        CAPITAL STOCK: The Corporation's authorized capital consists of one hundred and fifty million (150,000,000) shares of common stock having a par value of $0.001 per share (“Common Stock”) and twenty-five million (25,000,000) shares of preferred stock having a par value of $0.001 per share (“Preferred Stock”).

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

IN WITNESS WHEREOF, this Certificate of Amendment to Articles of Incorporation has been signed by the Chief Executive Officer of this corporation as of {___________ __, 200__}.

By: __________________________
Mark Bradley, CEO

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